                                                                   EXHIBIT 10.13
INTER
OFFICE
MEMO


                             DATE: January 15, 1999




TO:          Mr. Jack Altherr

FROM:        Sharon L. Rodgers


         I am pleased to inform you that you have been approved to participate in the management incentive plan for fiscal 1999. You will participate in the plan based on an individual percentage award of 50%.

         For fiscal 1999, 75% of your actual incentive award will be based on achievement of Financial Goals, as set forth below, and 50% of your actual incentive award will be discretionary, as outlined below.

                                 Financial Goals

         The Financial Goals for your fiscal 1999 award are as follows:

                                                   Corporate
                                                   Operating Earnings
                             Performance           (Thousands of Dollars)
                                 Level                     (EBITDAL)
                             -----------           ---------------------
                                 30%                       101,000
                                 45%                       109,000
                                 60%                       117,000
                                 75%                       125,000

         75% of your actual incentive award will be based on achievement of Financial Goals. Your actual incentive award will be determined by multiplying your total base salary paid in fiscal 1999 times your individual percentage award times the Performance Level achieved as set forth above and will be calculated by the Company. Any such award will be prorated when the Performance Level achieved falls between the 30% and 75% levels. No incentive award will be paid if the Performance Level is below 30%, and no additional incentive award will be paid for any financial results which exceed the 75% Performance Level.

                                  Discretionary

         50% of your actual incentive award will be based upon successful progress, as determined by the Chief Executive Officer, towards objectives established between you and the Chief Executive Officer. The award will be up to 50% and may be prorated at the discretion of the Chief Executive Officer.

         The general guidelines of the plan for fiscal 1999 are as follows:

         1. Corporate Operating Earnings (EBITDAL) will be defined as reported in the Company's financial statements.

         2. Your actual incentive award will be paid on an annual basis, with payment to be made as soon as practical after the fiscal year audit is completed.

         3. No incentive award will be paid if you are not in the employ of the Company on the last day of the fiscal year (effective date of severance must be after fiscal year end).

         4. In the event you are reassigned or given a new position and responsibilities during the fiscal year (promotion or demotion), payment of the incentive award will be determined on a case-by-case basis. The Company reserves the right to deny payment or to reduce the incentive award in the case of demotions.

         Please indicate your understanding of the plan, the performance goals and your potential incentive award by signing and returning this letter to me. A copy is provided for your personal files.



                                                   \s\    Sharon L. Rodgers
                                                   ------------------------
SLR/kjw



Acknowledged: \s\ Jack R. Altherr, Jr.
              ------------------------

Date:              January 19, 1999
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